UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41620	87-3288897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300,

Roseland, NJ 07068

(Address of principal executive offices, including ZIP code)

(973) 275-7428

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	GXAI	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined below) of Gaxos.ai Inc. (the “Company”), shareholders approved an amendment to the 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 1,000,000 from 803,637 shares (the “Plan Amendment”).

The foregoing description of the Plan Amendment is qualified in its entirety by reference to the text of the Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 11, 2026, the Company held its 2026 annual meeting of shareholdersholders (the “Annual Meeting”). A total of 4,869,942 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The final results for the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the SEC on July 2, 2026, are as follows:

Proposal 1. At the Annual Meeting, the terms of all four members of the Board of Directors expired. All of the four nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Vadim Mats	728,845	101,652	4,039,445
Adam Holzer	727,915	102,582	4,039,445
Scott Grayson	732,560	97,937	4,039,445
Roman Feldman	727,869	102,628	4,039,445

Proposal 2. At the Annual Meeting, the shareholders ratified the appointment of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The result of the votes to approve Salberg was as follows:

For	Against	Abstain	Broker Non-Vote
4,585,107	245,714	39,121	-

Proposal 3. At the Annual Meeting, the Company’s shareholders approved an amendment to the 2022 Plan to increase the number of shares of common stock reserved for issuance thereunder to 1,000,000 shares from 803,637 shares. The result of the votes to approve the Plan Amendment was as follows:

For	Against	Abstain	Broker Non-Vote
630,447	197,790	2,260	4,039,445

Proposal 4. At the Annual Meeting, the shareholders granted the Company’s board of directors the authority, at its discretion, if needed, to effect a reverse split of the Company’s outstanding common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-50, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio to be selected by the board of directors in its discretion and to be effected, if at all, in the sole discretion of the board of directors at any time before August 11, 2028 without further approval or authorization of the Company’s shareholders (the “Reverse Stock Split Proposal”). The result of the votes to approve the Reverse Stock Split Proposal was as follows:

For	Against	Abstain	Broker Non-Vote
3,068,168	1,754,234	47,540	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to 2022 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAXOS.AI INC.

Date: August 11, 2026	By:	/s/ Vadim Mats
Vadim Mats
Chief Executive Officer

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